Exhibit 10.10

                                 LEASE CONTRACT

In Dorado, Puerto Rico, November 1, 2004.

                                     APPEAR

ON THE FIRST PART: Plaza Professional Center, Inc., represented in this act by its President, Elizabeth Plaza, hereinafter, the Lessor.

ON THE SECOND PART: PLAZA CONSULTING GROUP, INC. DBA Pharma SERV, a corporation duly organized under the laws of the Commonwealth of Puerto Rico, with employer social security number 66-0549685 represented in this act by its Vice-President Nelida Plaza Rodriguez, social security number ###-##-####, of legal age, single and resident of Dorado, Puerto Rico, whose capacity to appear in this act shall be demonstrated when and where required, hereinafter, the Lessee.

The parties state, and to the best of my knowledge, they have the necessary legal capacity to execute this contract and freely and voluntarily

                                      STATE

FIRST: Lessor states that it has full ownership and title of the commercial premises known as "Sardinera Beach Office Center," located in Road 683, kilometer 8.2, Costa de Oro Urbanization, Dorado, Puerto Rico, and in this two stories commercial structure are located four (4) offices identified with numbers one (1), two (2), three (3), and four (4), which are the object of the present contract and which Lessor grants in lease to Lessee to be used in its business, which is a company dedicated to Pharmaceutical Consulting Services.

SECOND: The parties have mutually agreed the contract for the lease of the above described property which is carried out pursuant to the following

                             CLAUSES AND CONDITIONS

One: The term of the lease contract will be three (3) years starting on the first (1st) day of November, two thousand and four (2004) and ending on the first (1st) day of November, two thousand and seven (2007). If the parties wish to extend the present contract, they will renegotiate the terms of same, and Lessee is obligated to state its desire to extend it, ninety (90) days prior to its termination. Such notice shall be in writing.


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Two: The agreed lease payment is Three thousand two hundred dollars ($3,200) per month, payable on the first day of each month, starting the first payment on the first (1st) day of November, two thousand and four (2004) and each first day of each month thereafter.

If Lessee pays the lease payment after the tenth day of the month, a late charge of $100.00 will be charged.

Three: It is an essential condition of this document that Lessee shall not sub-lease all or part of the property to any other person and will dedicate same solely and exclusively to the commercial activity stated at the First paragraph, and it will be the obligation of Lessee to obtain the necessary permits for such use.

Fourth: The water and electricity charges will be paid by Lessee as well as any charges for the installation and expenses for telephone service, computer connections or other data systems and/or utilities.

Five: Lessee states that it has inspected the property and it receives it in its existing conditions, and is bound to preserve it in equal condition, including preservation of the exterior aesthetics. Lessee agrees that the premises do not include improvements other than those existing upon delivery.

Six: Payment of personal property taxes shall be the responsibility of Lessee.

Seven: For any other improvements to the premises, Lessee must obtain the written consent of Lessor. Any allowed improvement will become the property of Lessor upon termination of the contract, without having to pay Lessee for same.

Eight: Lessee is obligated to repair windows, doors or display windows of the leased premises.

Nine: Lessor will not pay for any repairs not authorized by it, and/or for repairs which have been caused by misuse, abuse or negligence of Lessee. Under no circumstances Lessor will pay for repairs to equipment, improvements, furniture or appliances the property of Lessee. Lessee is obligated to repair display windows, windows, and doors of the rented premises.


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Ten: Lessee shall be solely responsible for obtaining all municipal or state permits that are required for the operation of this business, such as municipal license (patente), excise taxes, health certificates, and others.

Eleven: The following shall be causes for termination of this contract:

---1. Lateness in the monthly lease payment.

---2. The violation of any clause or condition of this contract.

Twelve: In the event that Lessor needs to file a repossession lawsuit before the courts of the Commonwealth of Puerto Rico seeking that Lessee vacate the premises, the later will be bound to pay all costs, expenses and legal fees in which Lessor incurs.

Thirteen: Lessee is obligated to release and liberate Lessor from any and all claims or lawsuits for personal or property damages filed against Lessor.

Fourteen: Upon receipt of timely notice, Lessee shall defend, indemnify, and hold harmless Lessor of all legal action, claim, loss, damages and lawsuits arising from any lesion, or tort and claims arising from a lesion or tort occurring in the leased premises, due to the negligence, omissions, or actions of Lessee, its agents, servants, employees, and visitors. In case Lessor receives notice of any claim, action or proceeding that may result in the indemnification of Lessor by Lessee, as provided above, Lessor shall notify Lessee in writing and without delay providing all the available details of the case. Lessor will immediately furnish to Lessee all claims, notices or services of notice or other proceeding received by Lessor or its representatives.

Fifteen: Lessee, will maintain, at its sole cost, an insurance policy covering all risks and public liability, and damages, covering its business and the safety of its clients and visitors with a minimum coverage of $500,000, in which Lessor shall be named as additional insured party.

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Sixteen: Lessee shall obtain additional insurance for the structure for the proportionate area it uses, covering any damages that may be sustained by the premises, including fire caused by the operation of its business, with enough coverage to reconstruct all the premises occupied by it.

Seventeen: Lessee is responsible for the security of the equipment and inventory and shall obtain an insurance policy covering any damages it may sustain.

Eighteen: If Lessee is convicted of any crime, it is its obligation to immediately surrender possession of the premises it occupies.

Nineteen: All insurances required under this contract shall:

---1. Be issued by insurance companies authorized to do business in the Commonwealth of Puerto Rico.

---2. Have an endorsement requiring prior written notice by the insurance company and both parties, thirty (30) days in advance of any cancellation or change in coverage, extension or amount of any policy.

Twenty: Lessee is obligated to comply with applicable regulations from the Administration of Regulations and Permits (ARPE), for the signs of it commercial premises, as well as with all standards adopted by Lessor. Any commercial signs intended to be installed must be consulted with and approved by Lessor and it is the obligation of Lesee to faithfully evidence the approval of ARPE for such sign.

Twenty one: It is forbidden to install banners, posters, and loose-leaf or any glued advertisements in the premises.

Such is the contract that the parties state that have read and understood, which they ratify, stamping their initials in each page and the signature at the end.

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In Dorado, Puerto Rico, this ____ day of December, 2004.

(signed) Elizabeth Plaza                    (signed) Nelida Plaza
-------------------------------             ----------------------------
ELIZABETH PLAZA RODRIGUEZ                   NELIDA PLAZA RODRIGUEZ
President                                   Vice-President
Plaza Professional Center, Inc.             Plaza Consulting Group, Inc.


Testimony number:_____

      Recognized and subscribed before me by Elizabeth Plaza Rodriguez, representing Plaza Professional Center, Inc., Nelida Plaza Rodriguez, of the above mentioned circumstances, personally known to me in Dorado, Puerto Rico, this ____ day of December, 2004.


                                            NOTARY PUBLIC


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